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                                                                    EXHIBIT 21.1


                     SUBSIDIARIES OF P.H. GLATFELTER COMPANY


                          Ecusta Australia Pty. Limited
                          Ecusta Fibers Ltd.
                          Ecusta Export Trading Corp.
                          Glatfelter Investments, Inc.
                          The Glatfelter Pulpwood Company
                          Spring Grove Water Company
                          Glatfelter of Nevada
                          GWS Valuch, Inc.
                          Glenn-Wolfe, Inc.